Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

Miller and Lents, Ltd. issued a report dated August 21, 2008, and effective June 30, 2008, for the reserves and future net revenues of the Castex acquisition properties located in Louisiana. We hereby consent to the inclusion of our name and results from our report in the Energy XXI (Bermuda) Limited Form 10-K for the fiscal year ended June 30, 2009.

MILLER AND LENTS, LTD.

	By:	/s/ Stephen M. Hamburg
Stephen M. Hamburg
Vice President

Houston, Texas
September 2, 2009